Exhibit 10.13.1

AMENDMENT NO. 1 TO

SUNOCO PARTNERS LLC

DIRECTORS’ DEFERRED COMPENSATION PLAN

This Amendment No. 1 to the Sunoco Partners LLC Directors’ Deferred Compensation Plan (“Amendment No. 1”) is hereby adopted effective as of January 20, 2004. Capitalized terms used but not defined herein shall have the same meaning as in the Plan.

WHEREAS, the Board of Directors of Sunoco Partners LLC (the “Company”) have determined that it is in the best interests of the Company to amend the Sunoco Partners LLC Directors’ Deferred Compensation Plan (the “Plan”) as provided herein.

NOW THEREFORE, the Company does hereby amend the Plan as follows:

Section 1. The current subsection 3.7(a) of the Plan is deleted in its entirety and replaced with the following text:

“3.7 Time of Payment.

(a) Election of Benefit Commencement Date. Except as provided in Section 2.2 hereinabove, and in Article VII hereof, all payments of a Participant’s Voluntary Deferred Compensation Account shall be made at, or shall commence on, the date selected by the Participant in accordance with the terms of this Section 3.7. The date of payment or distribution must be irrevocably specified by the Participant in his or her most recently filed written Voluntary Deferred Payment Election Form. If the Participant fails to designate a time of payment, payment shall commence on the later of: (i) the first day of the calendar year following termination of Board membership; and (ii) the first day following the six-month anniversary of the termination of Board membership.

The Participant may elect to defer the receipt of his or her cash-based Compensation to:

(1) the first day of any calendar quarter, provided such date is at least six (6) months after the end of the calendar quarter in which the cash-based Compensation is earned; or

(2) the later of: (i) the first day of the calendar year following retirement as a Director or other termination of Board membership, and (ii) the first day following the six-month anniversary of retirement as a Director or other termination of Board membership; or

(3) the first day of the calendar year following the date of his or her death.

Upon the death of a Participant, prior to the final payment of all amounts credited to such Participant’s Voluntary Deferred Compensation Account, the balance of such Voluntary Deferred Compensation Account shall be paid in accordance with Article V, commencing on the first day of the calendar year following the year of death.

Notwithstanding the foregoing provisions of this Section 3.7, and except as provided in Article VII, in no event shall any payment or distribution be made within six (6) months of the cash-based Compensation being earned or awarded. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for Directors.”

Section 2. The current subsection 4.5(a) of the Plan is deleted in its entirety and replaced with the following text:

“4.5 Time of Payment.

(a) Election of Benefit Commencement Date for Mandatory Deferred Compensation Account. All payments of a Participant’s Mandatory Deferred Compensation Account shall be made at, or shall commence on, the date selected by the Participant in accordance with the terms of this Article IV. The date of payment or distribution must be specified by the Participant in his or her written Mandatory Form of Continuing Deferral unless such election is revoked. A Participant’s revocation must be submitted in writing to the Secretary of the Company. If the Participant makes a new election with regard to the date of payment or distribution for mandatorily deferred Compensation, such new election will apply only prospectively to any additional Restricted Units to be credited to the Mandatory Deferred Compensation Account. If the Participant fails to designate a time of payment, payment shall commence on the later of: (i) the first day of the calendar year following termination of Board membership; and (ii) the first day following the six-month anniversary of the termination of Board membership.

The Participant may elect to defer the receipt of such Participant’s Board Restricted Unit Retainer to:

(1) the later of (a) the first day of the calendar year following retirement as a Director or other termination of Board membership; and (b) the first day following the six-month anniversary of retirement as a Director or other termination of Board membership; or

(2) the first day of the calendar year following his or her death.

Upon the death of a Participant, prior to the final payment of all amounts credited to such Participant’s Mandatory Deferred Compensation Account, the balance of such Mandatory Deferred Compensation Account shall be paid in accordance with Article V, commencing on the first day of the calendar year following the year of death.

Notwithstanding the foregoing provisions of this Section 4.5, in no event, however, shall any payment or distribution be made within the six (6) months of any quarterly installment of the Board Restricted Unit Retainer being earned. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for Directors.”

Section 3. Except as expressly modified and amended herein, all of the terms and conditions of the Plan shall remain in full force and effect.

Section 4. This Amendment No. 1 shall be governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of law principles thereof.

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